Exhibit 32.1

CERTIFICATION

Pursuant to the requirement set forth in Rule 13(a)-14(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and Section 1350 of Chapter 63 of Title 18 of the United States Code (18 U.S.C. §1350), Henry Liu, Chief Executive Officer of Lakeside Holding Limited (the “Company”), and Long (Leo) Yi, Chief Financial Officer of the Company, each hereby certifies that, to the best of his knowledge:

1. The Company’s Annual Report on Form 10-K for the period ended June 30, 2024, to which this Certification is attached as Exhibit 32.1 (the “Periodic Report”), fully complies with the requirements of Section 13(a) or Section 15(d) of the Exchange Act; and

2. The information contained in the Periodic Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Lakeside Holding Limited.

Date: September 30, 2024	By:	/s/ Henry Liu
Henry Liu
Chairman of the Board of Directors and Chief Executive Officer

Date: September 30, 2024	By:	/s/ Long (Leo) Yi
Long (Leo) Yi
Chief Financial Officer